EXHIBIT 99.1

For Immediate Release: May 13, 2020

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Griffin Capital Essential Asset REIT Reports
2020 First Quarter Results
Signed approximately 618,000 square feet of new and renewal leases in the first quarter
Reports 98% of April rents and 96% of May rents collected to date

EL SEGUNDO, Calif. (May 13, 2020) - Griffin Capital Essential Asset REIT, Inc. (the “Company”) announced its results for the quarter ended March 31, 2020. The Company reported approximately 618,000 square feet of executed new and renewal leases during the quarter. Subsequent to March 31, 2020, the Company signed a full-building lease for approximately 183,000 square feet at its Arlington Heights, IL property to a major Fortune 100 company with a lease term of over 10 years. In addition, the Company collected 98% and 96% of April and May rents to date, respectively.

“We are pleased with our first quarter operating results and our rent collections over the last two months. We are cautiously approaching our path forward in light of the current global health crisis and its impact on the U.S. economy,” said Michael Escalante, the Company’s Chief Executive Officer. “Our team’s decades of experience have taught us that an abundance of caution, prudence and proactive management are essential in uncertain and challenging economic environments such as these.”

“Our strategy today is not significantly different from that which has served us well since our inception: to control and minimize risk while positioning the Company to capitalize on potential opportunities as they arise,” Escalante continued. Underpinning this approach is the solid, time-tested foundation of a diversified portfolio of more than 100 high-quality properties leased to blue-chip, credit-worthy tenants in a broad cross section of industries.”

As of March 31, 2020, the Company's portfolio(1) consisted of 100 office and industrial properties (123 buildings), encompassing over 27 million rentable square feet of space in 25 states.
Highlights and Accomplishments for the Quarter Ended March 31, 2020:

Financial Results

•
Total revenue was $95.7 million for the quarter ended March 31, 2020 compared to $76.5 million for the quarter ended March 31, 2019, predominantly as a result of the merger in the second quarter of 2019.

•
Net income attributable to common stockholders was $0.7 million, or zero cents per basic and diluted share, for the quarter ended March 31, 2020, compared to $5.3 million, or $0.03 per basic and diluted share, for the quarter ended March 31, 2019.

Non-GAAP Measures

•
Adjusted funds from operations available to common stockholders and limited partners, or AFFO(5), was approximately $41.3 million, or $0.16 per basic and diluted share, for the quarter ended March 31, 2020, compared to approximately $37.7 million, or $0.19 per basic and diluted share, for the same period in 2019. Funds from operations attributable to common stockholders and limited partners, or FFO(5), was approximately $44.0 million, or $0.17 per basic and diluted share, and $43.2 million, or $0.22 per basic and diluted share, for the quarter ended March 31, 2020 and 2019, respectively. Please see the financial reconciliation tables and notes at the end of this release for more information regarding FFO and AFFO.

•
Our Adjusted EBITDA, as defined per our credit facility agreement, was approximately $63.5 million for the quarter ended March 31, 2020, with a fixed charge and interest coverage ratio of 2.8x and 3.3x, respectively. Please see the financial reconciliation tables and notes at the end of this release for more information regarding Adjusted EBITDA and related ratios.

Portfolio Overview

•	The enterprise value as of March 31, 2020 was $4.7 billion.(2)

•	Our weighted average remaining lease term was approximately 7.3 years with approximately 2.1% average rent growth for the remainder of the existing term for all leases combined.

•	Our portfolio as of March 31, 2020 was 89.0% leased.

•
Approximately 56.8% of our portfolio’s net rental revenue(3) was generated by properties leased to tenants and/or guarantors with investment grade credit ratings or whose non-guarantor parent companies have investment grade credit ratings.(4)

•
The ratio of net debt (pro rata share) to total real estate acquisition price and adjusted net debt (pro rata share) to total enterprise value as of March 31, 2020 was 48.7% and 45.3%, respectively.(2)

Leasing Activity

•
During the quarter seven lease transactions totaling 618,000 square feet were executed, including a 267,000 square foot renewal with Nike, Inc. in Hillsboro, OR and a 321,000 square foot renewal with Hopkins Enterprises in Emporia, Kansas, both of which extend lease terms that would have otherwise expired December 31, 2020.

•
Additionally, seven previously executed leases to new tenants totaling 112,000 square feet commenced during the quarter, as did three renewals totaling 38,000 square feet.  Combined with existing lease encumbrances on vacant space totaling 318,000 square feet, the portfolio is 89% leased.

Strategic Acquisitions

•
On February 5, 2020, we acquired a new 526,320 square-foot industrial property, fully leased by Pepsi Bottling Ventures for approximately 12 years and located at 390 Business Park Drive, Winston-Salem, North Carolina. The purchase price was approximately $34.9 million. As part of the acquisition, the Company assumed a $18.9 million mortgage loan. The loan matures on October 1, 2024, has a fixed interest rate of 3.69%, and requires monthly payments of principal and interest.

Subsequent Events

•
In April 2020, an additional $125.0 million was drawn down on the revolving credit facility. Further, the borrowing capacity of this facility was increased by approximately $200.0 million as a result of adding seven properties as collateral.

•
In April 2020, we signed an approximately 183,000 square-foot lease to a major Fortune 100 company at our Arlington Heights, Illinois property for a term of over 10 years. Simultaneously with execution of the lease, we entered into a termination agreement with the previous tenant for a payment of $10.8 million.

COVID-19 Update

•	98% of April rents collected to date

•	96% of May rents collected to date

•	Received rent relief requests from 11 tenants. We continue to evaluate each tenant’s need for rent relief and to date have not approved any of these requests.

•	Rent relief will only be approved if warranted; we anticipate some of these rent relief amendments will result in positive lease modifications for the Company.

About Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Essential Asset REIT, Inc. is a self-managed, publicly registered, non-traded REIT with a portfolio consisting primarily of single tenant business essential properties throughout the United States, diversified by corporate credit, physical geography, product type, and lease duration. Griffin Capital Essential Asset REIT, Inc.’s portfolio, as of March 31, 2020, consists of 100 office and industrial properties (123 buildings), totaling 27 million rentable square feet, located in 25 states, representing a total enterprise value of approximately $4.7 billion.
Additional information is available at www.gcear.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the timing and availability of distributions; and other risk factors as outlined in the REIT’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC"). This is neither an offer nor a solicitation to purchase securities.
______________________________
1 Excludes the property information related to the acquisition of an 80% ownership interest in a joint venture with affiliates of Digital Realty Trust, L.P.
2 Total enterprise value includes the outstanding debt balance (excluding deferred financing costs and premium/discounts), plus unconsolidated debt - pro rata share, plus preferred equity, plus total outstanding shares multiplied by the NAV. Total outstanding shares includes limited partnership units issued and shares issued pursuant to the DRP, net of redemptions.
3 Net rent is based on (a) the contractual base rental payments assuming the lease requires the tenant to reimburse us for certain operating expenses or the property is self-managed by the tenant and the tenant is responsible for all, or substantially all, of the operating expenses; or (b) contractual rent payments less certain operating expenses that are our responsibility for the 12-month period subsequent to March 31, 2020 and includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.
4 Approximately 56.8% of our portfolio's net rental revenue was generated by properties leased to tenants and/or guarantors with investment grade credit ratings or whose non-guarantor parent companies have investment grade ratings or what management believes are generally equivalent ratings; 54.4% generated from tenants with a Nationally Recognized Statistical Rating Organization ("NRSRO") credit rating; and the remaining 2.4% from a non-NRSRO, but having a rating that we believe is generally equivalent to an NRSRO investment grade rating. Bloomberg’s default risk rating is an example of a non-NRSRO rating.
5 FFO, as described by the National Association of Real Estate Investment Trusts ("NAREIT"), is adjusted for redeemable preferred distributions. Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. FFO and AFFO have been revised to include amounts available to both common stockholders and limits partners for all periods presented.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$50,829	$54,830
Restricted cash	44,764	58,430
Real estate:
Land	461,745	458,339
Building and improvements	3,081,397	3,043,527
Tenant origination and absorption cost	749,743	744,773
Construction in progress	33,455	31,794
Total real estate	4,326,340	4,278,433
Less: accumulated depreciation and amortization	(708,369)	(668,104)
Total real estate, net	3,617,971	3,610,329
Investments in unconsolidated entities	8,250	11,028
Intangible assets, net	12,085	12,780
Deferred rent receivable	76,773	73,012
Deferred leasing costs, net	49,379	49,390
Goodwill	229,948	229,948
Due from affiliates	635	837
Right of use asset	40,991	41,347
Other assets	34,304	33,571
Total assets	$4,165,929	$4,175,502
LIABILITIES AND EQUITY
Debt, net	$2,076,817	$1,969,104
Restricted reserves	13,805	14,064
Interest rate swap liability	55,004	24,146
Redemptions payable	5,238	96,648
Distributions payable	15,130	15,530
Due to affiliates	7,471	10,883
Intangible liabilities, net	30,987	31,805
Lease liability	45,174	45,020
Accrued expenses and other liabilities	98,688	96,389
Total liabilities	2,348,314	2,303,589
Perpetual convertible preferred shares	125,000	125,000
Common stock subject to redemption	105,745	20,565
Noncontrolling interests subject to redemption; 555,602 and 554,110 units as of March 31, 2020 and December 31, 2019 respectively.	4,831	4,831
Stockholders’ equity:
Common stock, $0.001 par value; 800,000,000 shares authorized; 229,671,555 and 227,853,720 shares outstanding in the aggregate as of March 31, 2020 and December 31, 2019, respectively	230	228
Additional paid-in capital	1,992,717	2,060,604
Cumulative distributions	(753,129)	(715,792)
Accumulated earnings	154,049	153,312
Accumulated other comprehensive loss	(48,993)	(21,875)
Total stockholders’ equity	1,344,874	1,476,477
Noncontrolling interests	237,165	245,040
Total equity	1,582,039	1,721,517
Total liabilities and equity	$4,165,929	$4,175,502

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue:
Rental income	$95,728	$76,485
Expenses:
Property operating expense	14,971	11,516
Property tax expense	9,548	7,890
Property management fees to non-affiliates	909	916
General and administrative expenses	7,665	4,533
Corporate operating expenses to affiliates	625	274
Depreciation and amortization	41,148	34,777
Total expenses	74,866	59,906
Income before other income and (expenses)	20,862	16,579
Other income (expenses):
Interest expense	(19,961)	(13,807)
Other income, net	2,700	1,791
Loss from investment in unconsolidated entities	(627)	(648)
Management fee revenue from affiliates	—	4,741
Net income	2,974	8,656
Distributions to redeemable preferred shareholders	(2,047)	(2,047)
Net income attributable to noncontrolling interests	(111)	(1,197)
Net income attributable to controlling interest	816	5,412
Distributions to redeemable noncontrolling interests attributable to common stockholders	(79)	(79)
Net income attributable to common stockholders	$737	$5,333
Net income attributable to common stockholders per share, basic and diluted	$—	$0.03
Weighted average number of common shares outstanding, basic and diluted	229,810,621	168,505,898
Cash distributions declared per common share	$0.14	$0.17

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands)

Funds from Operations and Adjusted Funds from Operations
Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient.
Management is responsible for managing interest rate, hedge and foreign exchange risks. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.
Additionally, we use Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments and dead deal costs. FFO and AFFO have been revised to include amounts available to both common stockholders and limits partners for all periods presented.
AFFO is a measure used among our peer group, which includes daily NAV REITs.  We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies.
Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.
For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.
Our calculation of FFO and AFFO is presented in the following table for the three months ended March 31, 2020 and 2019, (dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2020	2019
Net income	$2,974	$8,656
Adjustments:
Depreciation of building and improvements	22,673	14,767
Amortization of leasing costs and intangibles	18,547	20,003
Equity interest of depreciation of building and improvements - unconsolidated entities	723	671
Equity interest of amortization of intangible assets - unconsolidated entities	1,158	1,158
FFO	46,075	45,255
Distribution to redeemable preferred shareholders	(2,047)	(2,047)
FFO attributable to common stockholders and limited partners	$44,028	$43,208
Reconciliation of FFO to AFFO:
FFO attributable to common stockholders and limited partners	$44,028	$43,208
Adjustments:
Revenues in excess of cash received, net	(3,761)	(1,954)
Amortization of share-based compensation	984	—
Deferred rent - ground lease	516	293
Unrealized gains on investments	136	—
Amortization of above/(below) market rent, net	(763)	(914)
Amortization of debt premium/(discount), net	104	7
Amortization of ground leasehold interests	(72)	7
Non-cash earn-out adjustment	(2,581)	—
Financed termination fee payments received	1,500	—
Company's share of revenues in excess of cash received (straight-line rents) - unconsolidated entity	234	95
Company's share of amortization of above market rent - unconsolidated entity	924	924
Dead deal costs	50	—
Performance fee adjustment	—	(1,921)
Implementation of lease accounting guidance	—	(2,052)
AFFO available to common stockholders and limited partners	$41,299	$37,693
FFO per share, basic and diluted	$0.17	$0.22
AFFO per share, basic and diluted	$0.16	$0.19

Weighted-average common shares outstanding - basic EPS	229,810,621	168,505,898
OP Units	31,944,678	27,222,065
Weighted-average common shares outstanding - basic FFO/AFFO	261,755,299	195,727,963

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Adjusted EBITDA
(Unaudited; dollars in thousands)

	Three Months Ended March 31,
	2020	2019
ADJUSTED EBITDA(1):
Net income	$2,974	$8,656
Depreciation and amortization	41,148	34,777
Interest expense	19,104	12,753
Amortization of deferred financing costs	528	733
Amortization of debt premium/(discount), net	104	8
Amortization of above/(below) market rent, net	(763)	(915)
Income taxes	154	503
Property management fees to non-affiliates	909	916
Deferred rent	(3,761)	(1,954)
Lease accounting true up	—	(2,052)
Termination income (Cash)	1,500	—
Equity percentage of net loss for the Parent’s non-wholly owned direct and indirect subsidiaries	627	648
Equity percentage of EBITDA for the Parent’s non-wholly owned direct and indirect subsidiaries	2,240	2,261
	64,764	56,334
Less: Capital reserves	(1,302)	(931)
Adjusted EBITDA (per credit facility agreement)	$63,462	$55,403

Principal paid and due	$1,693	$1,619
Interest expense	19,104	12,753
Cash dividends on redeemable preferred shareholders	2,047	2,047
	$22,844	$16,419
Interest Coverage Ratio(2)	3.32	4.34
Fixed Charge Coverage Ratio(3)	2.78	3.37

(1)
Adjusted EBITDA, as defined in our credit facility agreement, is calculated as net income before interest, taxes, depreciation and amortization (EBITDA), plus acquisition fees and expenses, asset and property management fees, straight-line rents and in-place lease amortization for the period, further adjusted for acquisitions that have closed during the quarter and certain reserves for capital expenditures.

(2)	Interest coverage is the ratio of interest expense as if the corresponding debt was in place at the beginning of the period to adjusted EBITDA.

(3)
Fixed charge coverage is the ratio of principal amortization for the period plus interest expense as if the corresponding debt was in place at the beginning of the period plus preferred unit distributions as if in place at the beginning of the period over adjusted EBITDA.